UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 24, 2011 (March 21, 2011)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2011, The Wet Seal, Inc. (the “Company”) issued a press release to announce the appointment of Ken Seipel (“Mr. Seipel”), as President and Chief Operating Officer of the Company, effective as of March 28, 2011 (the “Effective Date”) reporting directly to the Company’s Chief Executive Officer, Ms. Susan P. McGalla.

Mr. Seipel joins the Company after serving with Pamida Discount Stores LLC, a regional general merchandise discount retailer, most recently as its president and chief merchandise/marketing officer. Prior to this, Mr. Seipel served as executive vice president of stores, operations and store design for the Old Navy division of Gap Inc. Mr. Seipel also held various merchandising and operations management roles earlier in his career with Target Corporation, Shopko Stores, Inc. and J.C. Penney Company, Inc.

General Terms of the Employment Agreement

In connection with Mr. Seipel’s appointment, the Company entered into an Employment Agreement with Mr. Seipel on March 21, 2011 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Seipel is entitled to receive: (i) a base salary of five hundred seventy five thousand dollars ($575,000) (“Base Salary”), which may be adjusted as provided in the Employment Agreement; (ii) an annual performance bonus to be paid in accordance with the Company’s incentive plan, with a target award of 75% of Base Salary, and a maximum incentive opportunity of up to 150% of Base Salary, and a minimum incentive opportunity of 50% of Base Salary; (iii) an option to purchase four hundred thousand (400,000) shares of the Company’s Class A common stock (“Common Stock”), subject to time-based vesting restrictions (the “Option”); (iv) four hundred thousand (400,000) shares of Common Stock, subject to performance-based and time-based vesting restrictions (the “Performance Shares”); and (v) two hundred fifty thousand (250,000) shares of Common Stock, subject to time-based vesting restrictions (the “Restricted Shares” and together with the Option and the Performance Shares, the “Award Shares”).

Equity Grants

The Option will be granted on the Effective Date with a per share exercise price equal to the closing price of the Common Stock on the Effective Date. The Option will vest with respect to (i) one hundred thousand (100,000) shares of Common Stock on each of the first two anniversaries of the Effective Date and (ii) two hundred thousand (200,000) shares of Common Stock on the third anniversary of the Effective date, provided Mr. Seipel is employed with the Company as President and Chief Operating Officer on each of the foregoing dates.

All of the Performance Shares and all of the Restricted Shares will be granted as soon as administratively practicable after the Effective Date. The Performance Shares will vest in three tranches in the manner set forth in the following chart.

Number of Performance Shares within each Tranche	Time Based Vesting Date / Measurement Period	Share Appreciation Target to be Equaled or Exceeded/Share Allocation
Tranche 1: 133,333	1st anniversary of the Effective Date / Effective Date through the 3rd anniversary of the Effective Date	$4.60 per share

Tranche 2: 133,333	2nd anniversary of the Effective Date / 1st anniversary of the Effective Date through the 3rd anniversary of the Effective Date	$5.80 per share

Tranche 3: 133,334	3rd anniversary of the Effective Date / 2nd anniversary of the Effective Date through the 3rd anniversary of the Effective Date	$7.00 per share

The Share Appreciation Targets will be deemed to have been met upon the attainment of the respective Share Appreciation Targets as calculated, in each case, on the 30-day volume weighted average share price during the respective measurement periods.

The Restricted Shares will vest with respect to (i) fifty thousand (50,000) shares on each of the first two anniversaries of the Effective Date and (ii) one hundred fifty thousand (150,000) shares on the third anniversary of the Effective Date, provided that Mr. Seipel is employed by the Company as President and Chief Operating Officer on the respective vesting date.

The Option, the Performance Shares and the Restricted Shares shall be issued pursuant to, and subject to the terms and conditions of, The Wet Seal, Inc. Amended and Restated 2005 Stock Incentive Plan, as amended and/or restated from time to time, and the award agreements to be entered into between the Company and Mr. Seipel on the Effective Date.

Severance Benefits

Upon termination by the Company without Cause or by Mr. Seipel for Good Reason (each as defined in the Employment Agreement), Mr. Seipel will be entitled to receive (contingent on Mr. Seipel signing an effective release of claims against the Company (a “Release”)):

(i) the greater of (a) Mr. Seipel’s aggregate then current Base Salary for the remainder of the term of the Employment Agreement and (b) two (2) times Mr. Seipel’s then current Base Salary; in each case payable in twelve (12) equal monthly installments;

(ii) if Mr. Seipel makes a timely election to continue his medical coverage under COBRA, the Company will pay for coverage under COBRA for up to one (1) year following the date of termination;

(iii) the vesting of the unvested Restricted Shares and Option Shares that are scheduled to vest at the next vesting date, and the vesting of fifty percent (50%) of his remaining unvested Restricted Shares; and

(iv) the vesting of the unvested Performance Shares that are scheduled to vest at the next vesting date, and the vesting of fifty percent (50%) of his remaining unvested Performance Shares; provided in each case that the respective Share Appreciation Target is met prior to his date of termination.

In the event there is a Change of Control (as defined in the Employment Agreement), to the extent the consideration per share payable to the Company’s stockholders at the closing of the Change of Control transaction equals or exceeds one hundred twenty percent (120%) of the Share Appreciation Target of any tranche or tranches of Performance Shares, Mr. Seipel will be entitled to the vesting in full of such tranche or tranches of Performances Shares simultaneously with the closing of the Change of Control transaction. In the event that the consideration per share payable to the Company’s stockholders at the closing of the Change of Control transaction is less than one hundred twenty percent (120%) of the Share Appreciation Target of any tranche or tranches of Performance Shares, Mr. Seipel will only be entitled to the accelerated vesting of such tranche or tranches of Performance Shares in the case of termination by the Company without Cause, due to the Disability (as defined in the Employment Agreement) or death of Mr. Seipel, or by Mr. Seipel for Good Reason.

In the event there is a Change of Control and within one hundred eighty (180) days after the Change of Control, Mr. Seipel either terminates his employment for Good Reason or is terminated by the Company without Cause, Mr. Seipel will be entitled to receive (contingent on Mr. Seipel signing a Release):

(a) a payment equal to two (2) times the sum of (i) Mr. Seipel’s then current Base Salary, and (ii) Mr. Seipel’s Target Bonus for the fiscal year in which the date of termination occurs (prorated for the number of full calendar quarters Mr. Seipel was employed by the Company during the fiscal year in which he was terminated) (which payment will be made in twelve (12) equal monthly installments);

(b) if Mr. Seipel makes a timely election to continue his medical coverage under COBRA, the Company will pay for coverage under COBRA for up to one (1) year following the date of termination;

(c) the vesting of the unvested Restricted Shares that are scheduled to vest at the next vesting date, and the vesting of fifty percent (50%) of his remaining unvested Restricted Shares; provided, however, that if the consideration payable to the Company’s stockholders at the closing of the Change of Control transaction equals or exceeds $5.50 per share, Mr. Seipel will be entitled to the vesting in full of his then unvested Restricted Shares; and

(d) the greater of (a) the vesting in full of Mr. Seipel’s then unvested Option Shares that are scheduled to vest at the next vesting date, and (b) (i) if the consideration per share payable to the Company’s stockholders at the closing of the Change of Control transaction equals or exceeds $5.52, the vesting of thirty-three and one-third percent (33 1/3%) of all the remaining unvested Option Shares, (ii) if the consideration per share payable to the Company’s stockholders at the closing of the Change of Control transaction equals or exceeds $6.96, the vesting of sixty-six and two-thirds percent (66 2/3%) of all the remaining unvested Option Shares, and (iii) if the consideration per share payable to the Company’s stockholders at the closing of the Change of Control transaction equals or exceeds $8.40, the vesting of all the remaining unvested Option Shares.

Upon termination by the Company due to the Disability of Mr. Seipel or due to his death, Mr. Seipel will be entitled to receive:

(a) compensation and payment for any unreimbursed expenses incurred, his accrued but unpaid then current Base Salary and other accrued but unpaid employee benefits, in each case through the date of termination;

(b) Mr. Seipel’s Target Bonus for the fiscal year in which the date of termination occurs, which shall be prorated for the number of full calendar quarters Mr. Seipel was employed by the Company during the fiscal year in which he was terminated;

(c) if Mr. Seipel’s employment is terminated due to Disability and Mr. Seipel makes a timely election to continue his medical coverage under COBRA, the Company will pay for coverage under COBRA for up to one (1) year following the date of termination;

(d) the vesting in full of his then unvested Restricted Shares and Option Shares that would have vested at the next vesting date, and the vesting of fifty percent (50%) of his remaining unvested Restricted Shares; and

(e) the vesting in full of his then unvested Performance Shares that would have vested at the next vesting date, and the vesting of fifty percent (50%) of his remaining unvested Performance Shares, provided, in each case, that the respective Share Appreciation Target is achieved prior to his date of termination.

Upon termination of Mr. Seipel’s employment by the Company for Cause, Mr. Seipel will be entitled to receive compensation and payment for any unreimbursed expenses incurred, his accrued but unpaid Base Salary and other accrued but unpaid employee benefits, in each case through the date of termination. Mr. Seipel has a thirty (30) day cure period for any breach of any covenant set forth in the Employment Agreement.

Additional Benefits

Mr. Seipel will be entitled to participate in all employee benefit plans or programs of the Company, generally available to any of its senior level executive employees. The Company will provide Mr. Seipel with a monthly allowance of nine hundred dollars ($900) for all of his automobile expenses, including lease payments, customary insurance coverage and all maintenance costs, such as gasoline, repairs and service for Mr. Seipel’s automobile.

Mr. Seipel will be eligible to receive a relocation allowance of fifty thousand dollars ($50,000) for expenses related to his relocation within sixty (60) miles of the Company’s principal offices in Foothill Ranch, California within one hundred twenty (120) days of the Effective Date. In addition, the Company shall reimburse Mr. Seipel up to $8,000 per month for temporary housing expenses in the Foothill Ranch, California area for up to one hundred twenty (120) days following the Effective Date.

*            *            *

The foregoing is a summary of the terms of the Employment Agreement and is qualified in its entirety by (i) the Employment Agreement, filed herewith as Exhibit 10.1; (ii) the form of the Stock Option Agreement to be entered into between the Company and Mr. Seipel on the Effective Date, filed herewith as Exhibit 10.2; and (iii) the form of the Performance Share and Restricted Share Award Agreement to be entered into between the Company and Mr. Seipel on the Effective Date, filed herewith as Exhibit 10.3. A copy of the press release filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

10.1	Employment Agreement, dated as of March 21, 2011, entered into between the Company and Mr. Seipel

10.2	Form of the Stock Option Agreement to be entered into between the Company and Mr. Seipel on the Effective Date

10.3	Form of the Performance Share and Restricted Share Award Agreement to be entered into between the Company and Mr. Seipel as soon as administratively practicable after the Effective Date

99.1	Press release, dated March 21, 2011, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: March 24, 2011	By:	/s/ Steven H. Benrubi
		Name:	Steven H. Benrubi
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement entered into between the Company and Mr. Seipel, dated as of March 21, 2011

10.2	Form of the Stock Option Agreement to be entered into between the Company and Mr. Seipel on the Effective Date

10.3	Form of the Performance Share and Restricted Share Award Agreement to be entered into between the Company and Mr. Seipel as soon as administratively practicable after the Effective Date

99.1	Press release, dated March 21, 2011, issued by the Company